UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As discussed in greater detail in Item 5.07 of the Current Report on Form 8-K filed by Mangoceuticals, Inc. (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission (the “Commission”) on March 26, 2024, on March 25, 2024, at a special meeting of the Company’s stockholders (the “Special Meeting”), the stockholders of the Company approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-fifty inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025 (the “Stockholder Authority”).

On October 7, 2024, the Company’s Board of Directors (the “Board”), with the Stockholder Authority, approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our common stock at a ratio of 1-for-15 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2024.

On October 8, 2024, we filed a Certificate of Amendment to our Certificate of Formation, as amended and restated (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to affect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the Certificate of Amendment, the Reverse Stock Split will become effective on October 16, 2024, at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market (“Nasdaq”) on a post-split basis on October 16, 2024, with new CUSIP number: 56270V205. No change will be made to the trading symbol for the Company’s shares of common stock, “MGRX”, in connection with the Reverse Stock Split.

At the Effective Time, every fifteen (15) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 35.5 million to approximately 2.4 million (based on the number of issued and outstanding shares as of the date of this Report), without giving effect to any rounding up of fractional shares. The Company’s transfer agent, ClearTrust, LLC (“Clear Trust”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Certificate of Amendment is not reducing the number of authorized shares of our common stock, the effect of the Reverse Stock Split will be to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will also not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to have their fractional shares rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, ClearTrust will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, ClearTrust will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plan) were proportionately adjusted by the applicable administrator, using the 1-for-15 ratio, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-15 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities. Similar changes will be made to other outstanding convertible securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Reason for the Reverse Stock Split

The Company is undertaking the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The Nasdaq Capital Market. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2023, on October 30, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the common stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Rules, the Company was provided an initial period of 180 calendar days, or until April 29, 2024, which date was subsequently extended pursuant to the rules of Nasdaq to October 28, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If at any time before the Compliance Date the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. By effecting the Reverse Stock Split, the Company expects that the closing bid price for the common stock will increase above the $1.00 per share requirement.

Item 8.01. Other Events

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-8 (File Nos. 333-279391 and 333-271321) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

On October 11, 2024, we issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Formation, as amended and restated of Mangoceuticals, Inc., filed with the Secretary of State of Texas on October 8, 2024
99.1	Press Release dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 11, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer